UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2004

Excelsior Venture Partners III, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29665	13-4102528
(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road, Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

(203) 352-4400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 28, 2004, the Board of Managers of Excelsior Venture Partners III, LLC (the “Company”), including the Managers who are not “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, acting on the recommendation of its Audit Committee, voted to terminate the engagement of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent public accountants as a result of concerns regarding their independence at the time of the issuance of their report on the Company’s October 31, 2003 financial statements. These concerns are the result of certain real estate consulting services performed by Ernst & Young on a contingent fee basis for Charles Schwab & Co., Inc., an affiliate of the Company’s Adviser.

The audit reports of Ernst & Young on the Company’s financial statements as of and for the fiscal years ended October 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended October 31, 2003 and 2002 and through the date hereof, there were no disagreements between the Company and Ernst & Young concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events as defined in Item 301(a)(1)(iv) of Regulation S-K.

The Company has no reason to believe that the Company’s financial statements were not prepared in accordance with generally accepted accounting principles or that such financial statements do not fairly represent, in all material respects, the financial condition of the Company as of their dates. The Board and Audit Committee will engage another independent accounting firm, and this firm will perform a re-audit of the Company’s October 31, 2003 financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior Venture Partners III, LLC

(Registrant)

Date: November 2, 2004

/s/ Douglas A. Lindgren

Douglas A. Lindgren

Chief Executive Officer

Date: November 2, 2004

/s/ Robert F. Aufenanger

Robert F. Aufenanger

Treasurer

(Principal Financial Officer)